Exhibit 99.1

PRESS RELEASE

EMCORE Corporation Announces New Chief Executive Officer

ALHAMBRA, CA, December 11, 2014 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics market, announced today that it has named Jeffrey Rittichier Chief Executive Officer of the Company. In his new role, Mr. Rittichier succeeds Dr. Hong Hou, who has served as the Company’s President and CEO since March 2008. Mr. Rittichier has also been appointed to the Company’s Board of Directors to fill the vacancy that will be created when Dr. Hong Hou steps down as CEO.

As part of the recently completed sale of the Company’s Space Photovoltaics division to SolAero Technologies Corp. (f/k/a Photon Acquisition Corporation), an affiliate of private equity firm Veritas Capital (“SolAero”), EMCORE’s corporate headquarters will now be located in Alhambra, CA. As previously announced, employees based at the Company’s former headquarters in Albuquerque, NM will become employees of SolAero in Albuquerque. Mr. Rittichier will be based in the Company’s new Alhambra headquarters and will formally take on his new position effective January 3, 2015.

Mr. Rittichier is a 16-year optical communications veteran with a demonstrated track record of identifying and realizing optical networking growth opportunities. Mr. Rittichier has an extensive record of accomplishment in the optical components industry, having held the positions of Chief Executive Officer of Xponent Photonics, Inc., VP and General Manager of Lucent’s Access Business and Vice President of Marketing at Ortel Corporation. Mr. Rittichier joins EMCORE from NanoStatics, a developer of solutions for the production of high throughput nanofiber production systems, where he served as Chief Executive Officer.

“We are delighted to have Jeff join EMCORE,” said Dr. Gerald Fine, EMCORE’s Co-Chairman of the Board.  “He is a highly qualified executive with a well-established record of success. We believe he is a great fit for our organization and we expect his experience will help EMCORE take full advantage of its industry-leading position while turning EMCORE into a profitable company.”

“I am joining EMCORE at a time when the Company is poised to achieve profitable growth as we drive to create a culture of operational excellence,” said Mr. Rittichier. “The company has had significant technological success, and I plan to leverage this position with our customers to increase shareholder value.”

Mr. Rittichier holds a B.S. in Mechanical Engineering from The Ohio State University. He was awarded the title of Distinguished Alumnus by Ohio State University’s College of Engineering in 2011, and has completed the Financial Management Program at Stanford University.

Other Corporate Executive Changes

In conjunction with the closing of the divestiture of the Space Photovoltaics business, and the announced sale of its Telecom business unit, EMCORE is reducing its corporate expenses, due to its smaller scale, to focus on being EBITDA break-even by September 2015.

EMCORE’s General Counsel and Corporate Secretary, Alfredo Gomez, is scheduled to leave the Company on or about February 13, 2015. Alfredo Gomez joined EMCORE in September 2007 and has managed the

Company’s legal and compliance affairs. In addition, EMCORE’s Chief Administration Officer, Monica Van Berkel, will be leaving the Company effective January 2, 2015. Monica Van Berkel joined EMCORE in May 2004 and has been responsible for driving the strategic direction of the human resources and information technology functions.

“We’d like to thank Alfredo Gomez and Monica Van Berkel for their excellent service, particularly during this recent period of significant change for EMCORE,” said Dr. Hong Hou. “We wish Alfredo and Monica the best of luck in their future endeavors.”

Mark Weinswig, the Company’s Chief Financial Officer, will remain with EMCORE Corporation.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics market. EMCORE provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include statements regarding EMCORE’s expectations, goals or intentions, including, but not limited to, financial performance, reductions in expenses, production schedules, expected customer sales, product features and their benefits, product quality, product performance and EMCORE’s executive officers. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause EMCORE’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail in EMCORE’s SEC filings available at www.sec.gov, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

EMCORE Corporation

Mark Weinswig

(626) 293-3400

investor@emcore.com

EMCORE Corporation

Joel Counter

Mgr., Corp. Marketing Communications

(626) 999-7017

media@emcore.com

TTC Group

Victor Allgeier

(646) 290-6400

vic@ttcominc.com